UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 26, 2016

Spirit Realty Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0001-36004	20-1676382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2727 North Harwood Drive, Suite 300, Dallas, TX 75201
(Address of principal executive offices) (Zip Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGMENTS OF CERTAIN OFFICERS.

On July 26, 2016 Spirit Realty Capital, Inc. (the “Company” or “Spirit”) announced the appointment of Jackson Hsieh as President and Chief Operating Officer, effective September 7, 2016 (the "Effective Date"), as well as the entry into an employment agreement (the “Employment Agreement”) with Mr. Hsieh on the terms summarized below.
Mr. Hsieh, age 56, has over 25 years of experience in real estate investment banking and was most recently Vice Chairman, Investment Banking Division at Morgan Stanley, a publicly-traded global financial services company. Prior to Morgan Stanley, Mr. Hsieh was with UBS AG, a global financial services firm, from 2002-2013, where he last served as Vice Chairman of the Investment Banking Division. Mr. Hsieh received his Bachelor of Arts degree in Architecture from the University of California at Berkley and his Master in Architecture degree from the Harvard University Graduate School of Design.
There were no arrangements or understandings between Mr. Hsieh and any other persons pursuant to which Mr. Hsieh received his appointment. Mr. Hsieh does not have any family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreement

Mr. Hsieh's Employment Agreement provides for an initial term of three years from the Effective Date with automatic one-year renewal periods absent prior written notice of non-renewal by either party.
During the employment term, Mr. Hsieh will receive a base salary at an annual rate of not less than $550,000 (“Base Salary”). Mr. Hsieh, upon the attainment of one or more pre-established performance goals established by the Company's Board of Directors or a committee thereof in its sole discretion, is eligible to receive an annual cash discretionary incentive payment under the Company’s annual bonus plan as may be in effect from time to time, based on a target bonus opportunity equal to 150% of his Base Salary and a maximum bonus opportunity of 250% of his Base Salary. It is expected that the performance criteria will be based on both financial and non-financial goals established during the Company's annual budgeting process, subject to adjustment. Mr. Hsieh’s bonus will not be less than $750,000 for 2016, payable in 2017, subject to Mr. Hsieh’s continued employment at the time of payment. In addition, Mr. Hsieh shall receive a sign-on bonus of $250,000 payable on the first payroll cycle after the Effective Date.
Mr. Hsieh shall be eligible to receive equity and other long-term incentive awards under any applicable plan adopted by the Company. It is expected that the target value of Mr. Hsieh’s annual long-term incentive awards will be 400% of his Base Salary granted in equal portions of one-half time-vesting restricted stock grants vesting ratably over three years and one-half performance shares, with cliff vesting after three years from the beginning of the performance period and based on the achievement of applicable performance goals. In addition, within 5 days following the Effective Date, Spirit will grant to Mr. Hsieh under the Company’s 2012 Incentive Award Plan: (i) an award of Restricted Shares of the Company’s common stock with a value equal to $4,750,000 as of the Effective Date generally vesting as follows: 34.7% will vest two years from the grant date, 50% will vest three years from the Effective Date; and 15.3% will vest 4 years from the Effective Date (“Four Year Vesting Restricted Shares”); (ii) an award of restricted shares of the Company’s common stock with a value equal to $1,100,000 as of the Effective Date generally vesting ratably over three years from the Effective Date; and (iii) an award of Performance Shares with a target number of Performance Shares equal to $1,100,000 as of the Effective Date generally vesting as follows: a one-time cliff vesting after three years from the beginning of the performance period and based on the achievement of applicable performance goals.
The Company shall reimburse Mr. Hsieh up to $100,000 in connection with relocation expenses and up to $25,000 in legal costs in connection with the negotiations of his Employment Agreement.
During Mr. Hsieh's employment term, he will be entitled to certain employee benefits of the Company including but not limited to, participation in Company employee benefit plans t subject to meeting applicable eligibility requirements, four weeks of paid vacation per calendar year and reimbursement of business and travel expenses pursuant to the Company's expense reimbursement policy.
If Mr. Hsieh’s employment is terminated during the term of the Employment Agreement (i) by the Company without “Cause,” (ii) by Mr. Hsieh for “Good Reason” (each, as defined in Employment Agreement) or (iii) by reason of the Company’s failure to extend the term of the Employment Agreement at the end of the initial term or at the one-year extension period(s) thereafter, then, in addition to any accrued amounts owed, Mr. Hsieh would be entitled to receive (a) a lump sum payment totaling two (2) times Mr. Hsieh’s Base Salary then in effect, (b) an amount equal to his prior year cash bonus, (c) an amount equal to the pro-rata portion of his annual bonus for the year in which the termination occurs, (d) accelerated vesting of time-based vesting equity awards, and (e) continuing health care coverage for up to 24 months under certain circumstances. In the event that the Mr. Hsieh is terminated by reason of his death or disability, he will be entitled to receive, in addition to payment of accrued compensation and benefits through the date of termination, an amount equal to the pro-rata portion of his annual bonus for the year in which the termination occurs (as well as his prior year’s annual bonus if not yet paid in the year of termination) and accelerated vesting of the Four Year Vesting Restricted Shares.
The Company shall provide Mr. Hsieh with a Company-paid term life insurance policy in the amount of $3,500,000 during the employment term and shall reimburse Mr. Hsieh up to $2,000 in connection with an annual physical examination.
Mr. Hsieh's Employment Agreement includes 12 month restrictive covenants regarding non-competition and non-solicitation following its termination as well as confidentiality and non-disparagement obligations.
The foregoing description of the terms of Mr. Hsieh's Employment Agreement is a summary which does not purport to be complete and is subject to and qualified in its entirety by reference to the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1.

Indemnification Agreement

On the Effective Date, the Company intends to enter into an Indemnification Agreement with Mr. Hsieh in the form filed by the Company as Exhibit 10.1 to the Current Report on Form 8-K dated July 17, 2013, the terms of which are incorporated herein by reference.

ITEM 7.01	REGULATION FD DISCLOSURE.

On June 6, 2016, the Company issued a press release announcing the appointment of Boyd Messmann as Executive Vice President and Chief Acquisitions Officer. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished to the SEC and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement between Jackson Hsieh and Spirit Realty Capital, Inc.
99.1	Press release, dated July 26, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT REALTY CAPITAL, INC.

By:	/s/ Phillip D. Joseph, Jr.
Phillip D. Joseph, Jr. Chief Financial Officer, Executive Vice President and Treasurer (Principal Financial Officer)
Date: July 26, 2016

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement between Jackson Hsieh and Spirit Realty Capital, Inc.
99.1	Press release, dated July 26, 2016.